SIXTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

          THIS SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Sixth Amendment") is made and dated as of June 23, 2000 among SUNRISE MEDICAL, INC., a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower signatory hereto as "Subsidiary Borrowers" or "Guarantors", the lenders (the "Lenders") party hereto, and BANK OF AMERICA, N.A., as Agent (the "Agent") and amends that certain Third Amended and Restated Credit Agreement dated as of August 28, 1997 among the parties hereto, as amended by a First Amendment and Waiver to Third Amended and Restated Credit Agreement dated as of February 18, 1998, a Second Amendment to Third Amended and Restated Credit Agreement dated as of August 26, 1998, a Third Amendment to Third Amended and Restated Credit Agreement dated as of April 28, 1999, a Fourth Amendment and Waiver to Third Amended and Restated Credit Agreement dated as of August 25, 1999 and a Fifth Amendment and Waiver to Third Amended and Restated Credit Agreement (the "Fifth Amendment") dated as of September 30, 1999 (together with this Sixth Amendment, the "Agreement").

RECITALS

          A.     Pursuant to the terms of the Fifth Amendment, Section 7.20 was added to the Agreement. Section 7.20 provides that the financial covenants set forth in Section 7.09, 7.10, 7.11 and 7.19 and the Collateral Release Conditions will be adjusted upon the consummation of any material asset disposition or sale and leaseback permitted under the Agreement. Since the date of the Fifth Amendment, the Borrower has completed the asset dispositions and sale and leasebacks contemplated by Section 7.20. Subject to the terms and provisions hereof, the Borrower, the Agent and the Lenders have agreed to amend Section 7.09, 7.11 and 7.19 to reflect such transactions. The parties have also agreed that no modification is needed to Section 7.10 or the Collateral Release Conditions and that Section 7.20 of the Agreement may now be deleted.

          B.     The Borrower has requested, and the Lenders have agreed, that Section 7.14 of the Agreement be amended to permit the Borrower to expend not more than $250,000 to repurchase stock options from the Borrower's employees.

          C.     Subject to the terms and provisions hereof, the Borrower, the Agent and the Lenders have agreed to memorialize their agreements concerning such matters pursuant to the terms of this Sixth Amendment.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1.     Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

          2.     Amendments to Agreement. The Loan Parties, the Lenders and the Agent hereby agree that the Agreement is amended as follows:

          2.1.     Amendments to Section 7. Section 7 of the Agreement is hereby amended as follows:

                     (a) Section 7.09 of the Agreement is amended and restated in its entirety as follows:

           7.09 Leverage Ratio. Permit the Leverage Ratio, as of the end of any Fiscal Quarter, to exceed the following ratio:

Fiscal Quarter Ending	Maximum Ratio
Fourth Quarter 2000	3.25 to 1
First Quarter 2001	3.00 to 1
Second Quarter 2001	3.00 to 1

  (b) Section 7.11 of the Agreement is amended and restated in its entirety as follows:

           7.11 Debt Coverage Ratio. Permit the Debt Coverage Ratio, as of the end of any Fiscal Quarter, to be less than the following ratio:

Fiscal Quarter Ending	Maximum Ratio
Fourth Quarter 2000	1.10 to 1
First Quarter 2001	1.10 to 1
Second Quarter 2001	1.25 to 1

(c) Section 7.14(a) of the Agreement is amended and restated in its entirety as follows:

          (a) repurchases and redemptions by Borrower of options or other rights to acquire shares of any class of stock of Borrower held by employees of Borrower; provided, however, that after giving effect thereto (i) no Default or Event of Default shall exist and (ii) the aggregate amount paid from and after June 1, 2000 by Borrower and its Subsidiaries in connection therewith shall not exceed $250,000;

          (d) Section 7.19 of the Agreement is amended and restated in its entirety as follows:

          7.19 Minimum Consolidated EBITDA. Permit cumulative Consolidated EBITDA for the corresponding period set forth below ending on the last day of any Fiscal Quarter set forth below, to be less than the corresponding amount set forth below:

Fiscal Quarter Ending	Consolidated EBITDA
Fourth Quarter 2000 (4 quarters)	$48,500,000
First Quarter 2001 (4 quarters)	$53,000,000
Second Quarter 2001 (4 quarters)	$51,500,000

(e) Section 7.20 of the Agreement is hereby amended and restated to read in its entirety as follows:

7.20 [Reserved].

          3.       Representations and Warranties. Each of the Loan Parties jointly and severally represent and warrant to the Lenders and the Agent:

          3.1.       Authorization. The execution, delivery and performance of this Sixth Amendment have been duly authorized by all necessary corporate action by each of them and has been duly executed and delivered by each of them.

          3.2.       Binding Obligation. This Sixth Amendment is the legally valid and binding obligation of each Loan Party, enforceable in accordance with its terms against each of them respectively, except as such enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          3.3.       No Legal Obstacle to Agreement. Neither the execution of this Sixth Amendment, the making by any Borrower of any borrowing under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any Contractual Obligation to which any Loan Party is a party, or the violation of any Requirement of Law, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any of them, except as contemplated hereby. No approval or authorization of any Governmental Agency is required by any Loan Party to permit the execution, delivery or performance by any Loan Party of this Sixth Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing under the Agreement.

          3.4.       Incorporation of Certain Representations. The representations and warranties set forth in Article 5 of the Agreement, as amended hereby and after giving effect to all waivers herein, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent any such representation or warranty is expressly stated to be made as of any other date.

          3.5.       Default. After giving effect to this Amendment, no default or Event of Default under the Agreement has occurred and is continuing.

          3.6.       No Material Adverse Effect. Other than as disclosed to the Agent and the Lenders prior to the date hereof, no event or circumstance has occurred since September 30, 1999 which constitutes a Material Adverse Effect after giving effect to this Sixth Amendment.

          4.       Conditions; Effectiveness. The effectiveness of this Sixth Amendment shall be subject to the compliance by the Borrower with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

          4.1.       Corporate Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Sixth Amendment and any note or other instrument or agreement required hereunder.

          4.2.       Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of the Borrower dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Sixth Amendment and any instrument or agreement required hereunder on behalf of the Borrower.

          4.3.       Attorney's Fees. Payment of all fees and expenses of the Agent's outside and in-house counsel invoiced to the Borrower.

          4.4.       Other Evidence. Such other evidence with respect to the Borrower or any other person as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Sixth Amendment and the Agreement and the compliance with the conditions set forth herein.

          5.       Miscellaneous.

          5.1.       Effectiveness of the Agreement. Except as hereby expressly amended, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          5.2.       Acknowledgment of Obligations. The Borrower hereby (a) confirms and agrees, on behalf of itself and each of its Subsidiaries, that it and they are indebted to the Agent and the Lenders for all amounts due and owing under the Agreement and the other Loan Documents without defense, offset or counterclaim of any kind whatsoever and (b) reaffirms and admits, on behalf of itself and each of its Subsidiaries, the validity and enforceability of the Agreement and the other Loan Documents.

          5.3.       Effectiveness of Agreement and Loan Documents.

                       (a) Except as expressly amended hereby, the Loan Parties agree that each provision of the Agreement and each provision of each other Loan Document shall continue to be and shall remain, in full force and effect. This Sixth Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or any other Loan Document, (b) except as set forth herein, to be a commitment or any other undertaking by the Lenders or any of them to engage in any restructuring of any aspect of the Agreement or the Loan Documents, (c) to constitute any obligation to further amend or otherwise modify the Agreement or any Loan Document or (d) to prejudice any other right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

                       (b) This Sixth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise of such other right, power or privilege or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          5.4.       Counterparts. This Sixth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Sixth Amendment shall not become effective until each Loan Party, the counterparts, and the same shall have been delivered to the Agent.

          5.5.       Jurisdiction. This Sixth Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRISE MEDICAL, INC.,
as Borrower and as a Guarantor

By:________________________________
Ted N. Tarbet
Senior Vice President and
Chief Financial Officer

GUARANTORS:
DYNAVOX SYSTEMS, INC.
SUNMED FINANCE INC.
SUNRISE MARIN HOLDINGS INC.
SUNRISE MEDICAL CCG INC.
SUNRISE MEDICAL HHG INC.

By:________________________________
Ted N. Tarbet
Treasurer

BANK OF AMERICA, N.A., as Agent

By:________________________________
Name:______________________________
Title:_____________________________

BANK OF AMERICA, N.A., as a Lender

By:________________________________
Name:______________________________
Title:_____________________________

ABN AMRO BANK NV Los Angeles International Branch

By:________________________________
Name:______________________________
Title:_____________________________

UNION BANK OF CALIFORNIA, N.A.

By:________________________________
Name:______________________________
Title:_____________________________

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:________________________________
Name:______________________________
Title:_____________________________

DEUTSCHE BANK AG, New York Branch and/or Cayman Islands Branch

By:________________________________
Name:______________________________
Title:_____________________________

By:________________________________
Name:______________________________
Title:_____________________________

PNC BANK, NATIONAL ASSOCIATION

By:________________________________
Name:______________________________
Title:_____________________________